UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 29, 2004

CANARGO ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-9147	91-0881481

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles (Address of principal executive offices)	GY1 3RR (Zip Code)

Registrant’s telephone number, including area code	(44) 1481 729 980

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3

Item 12.   Results of Operations and Financial Condition.

On February 29, 2004, the Registrant issued a press release announcing its preliminary financial results for the year ended December 31, 2004, a copy of which is attached hereto as Exhibit 99.1

Item 9.   Regulation FD Disclosure.

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure” and Item 12, “Results of Operations and Financial Condition”.

On February 29, 2004, CanArgo Energy Corporation (“CanArgo”) issued a press release setting forth CanArgo’s preliminary financial results for the year ended December 31, 2003. A copy of CanArgo’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

On March 5, 2004, CanArgo Energy Corporation (“CanArgo”) issued a press release announcing the appointment of a new independent director. A copy of CanArgo’s press release is attached hereto as Exhibit 99.2 and hereby incorporated by reference.

On March 23, 2004, CanArgo Energy Corporation (the “Company”) issued a press release announcing that approval had been received at a Special Meeting of Stockholders to amend the Company’s Certificate of Incorporation to increase in the number of shares of common stock that the Company is authorized to issue from 150,000,000 shares to 300,000,000 shares. A copy of CanArgo’s press release is attached hereto as Exhibit 99.3 and hereby incorporated by reference.

Exhibit Index

99.1   Press release, dated February 29, 2004, issued by CanArgo Energy Corporation

99.2   Press release, dated March 5, 2004, issued by CanArgo Energy Corporation

99.3   Press release, dated March 23, 2004, issued by CanArgo Energy Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION

Date: March 24, 2004	By:	/s/ Liz Landles Liz Landles, Corporate Secretary